UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(A) of the Securities
Exchange Act of 1934 (Amendment No.     )

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BRIDGE BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BRIDGE BANCORP, INC.
2200 Montauk Highway, P.O. Box 3005
Bridgehampton, NY 11932

March 24, 2006

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders (the AAnnual Meeting@) of Bridge Bancorp, Inc. (the ACompany@). Our Annual Meeting will be held at the offices of our subsidiary, The Bridgehampton National Bank, 2200 Montauk Highway, Bridgehampton, New York 11932, on Friday, April 28, 2006 at 11:00 a.m.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the Annual Meeting we will also report on the operations of the Company. Directors and officers of the Company will be present to respond to questions that shareholders may have. Also enclosed for your review is our Annual Report, which contains detailed information concerning the operating activities and financial statements of the Company.

The business to be conducted at the Annual Meeting consists of the election of two Directors; the adoption of the 2006 Stock-Based Incentive Plan; and the ratification of the appointment of an Independent Registered Public Accounting Firm for the year ending December 31, 2006. The Board of Directors of the Company unanimously recommends a vote AFOR@ the election of Directors; “FOR” the adoption of the 2006 Stock-Based Incentive Plan; and AFOR@ the ratification of the appointment of Crowe Chizek and Company LLC as the Company=s Independent Registered Public Accounting Firm.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card, or cast your vote electronically, as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own. Thank you for your continued investment in Bridge Bancorp, Inc.

Sincerely,

Thomas J. Tobin
President and Chief Executive Officer

BRIDGE BANCORP, INC.
2200 Montauk Highway, P.O. Box 3005
Bridgehampton, NY 11932

NOTICE OF ANNUAL MEETING
TO BE HELD APRIL 28, 2006

To the Shareholders of Bridge Bancorp, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (AAnnual Meeting@) of Bridge Bancorp, Inc. (the ACompany@) will be held at The Bridgehampton National Bank, 2200 Montauk Highway, Bridgehampton, New York 11932, on Friday, April 28, 2006, at 11:00 a.m., for the purpose of considering and voting on the following matters:

1)	The election of two Directors to the Company=s Board of Directors, each to hold office for a term of three years or until their successors are elected and qualified;

2)	The adoption of the 2006 Stock-Based Incentive Plan (the “Plan”);

3)	The ratification of the appointment of Crowe Chizek and Company LLC as the Independent Registered Public Accounting Firm for the Company for the year ending December 31, 2006; and

such other business as may properly come before the Annual Meeting or any adjournments thereof.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, including all adjournments of the Annual Meeting. Only those shareholders of record at the close of business on March 10, 2006 shall be entitled to notice of and to vote at the Annual Meeting.

The Board of Directors believes that the election of nominees; the adoption of the 2006 Stock-Based Incentive Plan; and the ratification of the appointment of Crowe Chizek and Company LLC as the Company’s Independent Registered Public Accounting Firm are in the best interests of the Company and its stockholders and unanimously recommends a vote FOR each item.

EACH SHAREHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR TO VOTE ELECTRONICALLY AS PROVIDED HEREWITH.

By order of the Board of Directors

Sandra K. Novick
Senior Vice President and Corporate Secretary

March 24, 2006
Bridgehampton, New York

BRIDGE BANCORP, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 28, 2006

SOLICITATION AND VOTING OF PROXIES

This Proxy Statement is being furnished to shareholders of Bridge Bancorp, Inc. (the ACompany@) in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders (AAnnual Meeting@) to be held at The Bridgehampton National Bank (the ABank@), 2200 Montauk Highway, Bridgehampton, New York 11932, on April 28, 2006 at 11:00 a.m. or any adjournments thereof. The 2005 Annual Report to Shareholders, including the consolidated financial statements for the fiscal year ended December 31, 2005, accompanies this Proxy Statement.

Regardless of the number of shares of Common Stock owned, it is important that shareholders be represented by proxy or be present in person at the Annual Meeting. Shareholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed envelope, or to vote electronically. Shareholders should indicate their votes in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted FOR the election of the nominees specified in this Proxy Statement; FOR the adoption of the 2006 Stock-Based Incentive Plan; and FOR the ratification of Crowe Chizek and Company LLC as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2006.

The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers discretionary authority on the designated proxy holder to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

A proxy may be revoked at any time prior to its exercise by the filing of written revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting, filing a revocation with the Secretary and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, proxies may also be solicited personally, by telephone or by facsimile by Directors, officers and employees of the Company, without additional compensation therefore.

This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about March 24, 2006.

VOTING SECURITIES

The securities which may be voted at the Annual Meeting consist of shares of Common Stock of the Company (the ACommon Stock@), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting. The close of business on March 10, 2006 has been fixed by the Board of Directors as the record date (ARecord Date@) for the determination of shareholders entitled to notice of and to vote at this Annual Meeting or any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 6,201,087 shares. The presence, in person or by proxy, of at least a majority of the total number of issued and outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at this Annual Meeting. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of this Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

BENEFICIAL OWNERSHIP

Persons and groups who beneficially own in excess of five percent of the issued and outstanding shares of Common Stock are required to file certain reports with the Securities and Exchange Commission (the ASEC@) and with the Company regarding such ownership. As of March 10, 2006, no person was known to the Company to be the beneficial owner of more than five percent of the Company=s issued and outstanding shares of Common Stock.

VOTING PROCEDURES AND METHOD OF COUNTING VOTES

As to the election of Directors, the proxy card being provided by the Board of Directors enables a shareholder to vote AFOR@ the election of the two nominees proposed by the Board of Directors, or to “WITHHOLD AUTHORITY” to vote for the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which authority to vote for the nominees being proposed is withheld.

As to the adoption of the 2006 Stock-Based Incentive Plan, by checking the appropriate box, a shareholder may: (i) vote “FOR” the item; (ii) vote “AGAINST” the item; or (iii) “ABSTAIN” from voting on such item. The adoption of the “Plan” will be determined by a majority of the votes cast, without regard to broker non-votes, or proxies marked “ABSTAIN.”

As to the ratification of Crowe Chizek and Company LLC as the Independent Registered Public Accounting Firm for the Company, by checking the appropriate box, a shareholder may: (i) vote AFOR@ the item; (ii) vote AAGAINST@ the item; or (iii) AABSTAIN@ from voting on such item. The ratification of this matter will be determined by a majority of the votes cast, without regard to broker non-votes, or proxies marked AABSTAIN.@

Proxies solicited hereby will be returned to the Company, and will be tabulated by inspectors of election designated by the Board of Directors.

ITEM 1 - ELECTION OF DIRECTORS

The Company=s Board of Directors currently consists of eight (8) members. The Board is divided into three classes as nearly equal in number as possible (Class A, B, and C). Each year one class of Directors is elected to serve for a three-year term or until their respective successors shall have been elected and qualified.

The Board of Directors has nominated Messrs. Maran and Suskind for election as Class A Directors. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominees) will be voted at the Annual Meeting for the election of these nominees. If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees would be unable to serve, if elected. There are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AFOR@ EACH OF THE NOMINEES LISTED IN THIS PROXY STATEMENT.

The following table sets forth certain information, as of March 10, 2006, regarding the Board of Directors and executive officers who are not Directors.

Name and Age	Principal Occupation for Past Five Years	Director of the Company Since	Shares of Common Stock of the Company Beneficially Owned	Percent

Nominees for Director
Class A (term expiring in 2009)

R. Timothy Maran Age 64	Insurance Broker, Retired Maran Corporate Risk Associates, Inc.	1980	70,538 (2)	1.1%

Dennis A. Suskind Age 63	Partner, Retired Goldman, Sachs & Co.	2002	80,386 (3)	1.3

Directors Continuing in Office
Class B (term expiring in 2007)

Thomas E. Halsey Age 66	Owner Halsey Farm	1969	69,155 (2)	1.1

Marcia Z. Hefter Age 62	Vice Chairperson of the Board of the Company & the Bank Partner Esseks, Hefter & Angel, Esqs.	1988	36,107 (2)	0.6

Howard H. Nolan Age 45	Vice President, Finance Gentiva Health Services	2003	750 (4)	-

Class C (term expiring in 2008)

Raymond Wesnofske Age 68	Chairperson of the Board of the Company & the Bank	1970	122,985 (2)	2.0

Thomas J. Tobin Age 61	President and Chief Executive Officer of the Company & the Bank	1986	115,932 (5)	1.9

Charles I. Massoud Age 61	President Paumanok Vineyards	2002	4,425 (3)	0.1

Name and Age	Principal Occupation for Past Five Years	Director of the Company Since	Shares of Common Stock of the Company Beneficially Owned	Percent
Executive Officers Who Are Not Directors

Janet T. Verneuille Age 45	Senior Vice President and Chief Financial Officer of the Company and the Bank; Treasurer of the Company		21,078 (6)	0.3

All Directors and Executive Officers as a Group (9 persons)			521,056 (7)	8.4%

(1)
Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person (or his or her spouse) directly or indirectly has or shares voting power and/or investment power (which includes the power to dispose) and all shares which the person has a right to acquire within 60 days of the reporting date.

(2)	Includes options to purchase 1,575 shares.
(3)	Includes options to purchase 975 shares.
(4)	Includes options to purchase 375 shares.
(5)	Includes options to purchase 36,932 shares and 1,710 shares of restricted stock granted to Mr. Tobin under the 1996 Equity Incentive Plan.
(6)	Includes options to purchase 8,157 shares and 642 shares of restricted stock granted to Ms. Verneuille under the 1996 Equity Incentive Plan.
(7)	Includes options to purchase 53,714 shares and 2,352 shares of restricted stock granted to the named Directors and Executive Officers under the 1996 Equity Incentive Plan.

COMPENSATION OF DIRECTORS

Directors of the Company are not compensated separately for their services as members of the Board of Directors of the Company. All of the members of the Board of Directors of the Company also serve on the Board of the Bank, for which they are compensated. As of January 1, 2006, each outside (non-employee) Director receives an annual fee of $7,500 from the Bank. The Chairperson of the Board of Directors receives an additional annual fee of $4,500. The Vice Chairperson of the Board of Directors, and the Chairperson of the Audit Committee, receives an additional annual fee of $2,500. All Outside Directors are compensated $500 for each Board meeting. Directors who are members of the Audit Committee are compensated $400 per meeting attended. Directors who are members of the Compensation/Personnel Committee are compensated $400 per meeting attended. Directors are compensated $300 for all other Committee meetings attended. Each Outside Director in 2005 received an option to purchase 75 shares of Common Stock at an exercise price of $30.60 per share, which was the fair market value of the stock as of the date of grant.

BOARD MEETINGS AND COMMITTEES

The business of the Board of Directors of the Company and the Bank is conducted through meetings and activities of the Boards and their Committees. The Board of Directors of the Company meets monthly, or more often as may be necessary. The Board of Directors of the Company has two standing Committees: Audit Committee and Compensation Committee. The Board of Directors of the Company met sixteen times during 2005. The Board of Directors of the Bank meets monthly or more often as may be necessary. The Board of Directors of the Bank met sixteen times during 2005. No Director attended fewer than 75% in the aggregate of the total number of Board meetings held and the total number of Committee meetings on which he or she served during 2005, including Board and Committee meetings of the Bank and the Company on which he or she served.

DIRECTOR NOMINATIONS

The Board of Directors has not established a Nominating Committee for the selection of Directors to be elected by the shareholders. Nominations of Directors to the Board are determined by the full Board of Directors. The Board has determined that, except as to Mr. Tobin, each member of the Board is an Aindependent director@ within the meaning of the corporate governance listing standards that would be applicable to the Company if the Common Stock was quoted on the Stock Market (referred to in this proxy statement as the NASDAQ® corporate governance listing standards). Mr. Tobin is not considered independent because he is an executive officer of the Company. The Board believes that it is appropriate to have the input of all Directors, rather than a Committee of the Board, with respect to the candidates to be considered for election to the Board by the shareholders. In this regard, the Board believes that each individual director has a unique insight into the operations of the Company and the Bank, the communities in which we operate and the needs of the Company with respect to Board membership.

The Company does not currently have a charter or written policy with regard to the nomination process (other than for shareholder nominations). The Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company=s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of gaining new perspectives. If any member of the Board does not wish to continue in service, or if the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Board would solicit suggestions for director candidates from all Board members. The Board would seek to identify a candidate who at a minimum satisfies the following criteria:

•	has the highest personal and professional ethics and integrity and whose values are compatible with the Company=s;
•	has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;
•	is willing to devote the necessary time to the work of the Board and its Committees, which includes being available for Board and Committee meetings;
•	is familiar with the communities in which the Company operates and/or is actively engaged in community activities;
•	is involved in other activities or interests that do not create a conflict with their responsibilities to the Company and its shareholders; and
•	has the capacity and desire to represent the balanced, best interests of the shareholders of the Company as a group, and not primarily a special interest group or constituency.

PROCEDURES FOR THE NOMINATION OF DIRECTORS BY SHAREHOLDERS

The Board has adopted procedures for the submission of director nominees by shareholders. If a determination is made that an additional candidate is needed for the Board of Directors, the Board will consider candidates submitted by a shareholder. Shareholders can submit the names of qualified candidates for Director by writing to our Corporate Secretary, Bridge Bancorp, Inc., 2200 Montauk Highway, P.O. Box 3005, Bridgehampton, New York 11932. The Corporate Secretary must receive a submission not less than ninety (90) days prior to the date of the Company=s proxy materials for the preceding year=s annual meeting. The submission must include the following information:

•
the name and address of the shareholder as they appear on the Company=s books, and number of shares of Common Stock that are owned beneficially by such shareholder (if the shareholder is not a holder of record, appropriate evidence of the shareholder=s ownership will be required);

•
the name, address and contact information for the candidate, and the number of shares of Common Stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the shareholder=s ownership should be provided);

•	a statement of the candidate=s business and educational experience;
•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;
•	a statement detailing any relationship between the candidate and the Company;
•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;
•	detailed information about any relationship or understanding between the proposing shareholder and the candidate; and
•	a statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

A nomination submitted by a shareholder for presentation by the shareholder at an annual meeting of shareholders must comply with the procedural and informational requirements described in AAdvance Notice of Nominations to Be Brought Before an Annual Meeting.@

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

A shareholder of the Company who wants to communicate with the Board of Directors or with any individual Director can write to the Corporate Secretary, Bridge Bancorp, Inc., 2200 Montauk Highway, P.O. Box 3005, Bridgehampton, New York 11932, Attention: Board Administration. The letter should indicate that the author is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

•	forward the communication to the Director or Directors to whom it is addressed;
•	attempt to handle the inquiry directly, for example where it is a request for information about the Company or it is a stock-related matter; or
•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, management shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the Directors.

CODE OF ETHICS

The Board has adopted a Code of Ethics that is applicable to the officers, Directors and employees of the Company, including the Company=s principal executive officer, principal operating officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available on the Company=s website, www.bridgenb.com. Amendments to and waivers from the Code of Ethics will also be disclosed on the Company=s website.

THE AUDIT COMMITTEE

The Audit Committee consists of Directors Nolan (Chairperson), Halsey and Massoud. Each member of the Audit Committee is considered Aindependent@ as defined in the NASDAQ® corporate governance listing standards and under SEC Rule 10A-3. The duties and responsibilities of the Audit Committee include, among other things:

•	retaining, overseeing and evaluating the Independent Registered Public Accounting Firm to audit the annual consolidated financial statements of the Company;
•	overseeing the Company=s financial reporting processes in consultation with the Independent Registered Public Accounting Firm and the director of internal audit;
•
reviewing the annual audited consolidated financial statements, quarterly financial statements and the Independent Registered Public Accounting Firm=s report with management and the Independent Registered Public Accounting Firm and recommending inclusion of the annual audited consolidated financial statements in the Company=s annual report on Form 10-K;

•	maintaining direct lines of communication with the Board of Directors, Company management, internal audit staff and the Independent Registered Public Accounting Firm;
•	overseeing the internal audit staff and reviewing management=s administration of the system of internal accounting controls;
•	approving all engagements for audit and non-audit services by the Independent Registered Public Accounting Firm; and
•	reviewing the adequacy of the Audit Committee charter.

The Audit Committee met seven times during 2005. The Audit Committee reports to the Board on its activities and findings. The Board of Directors believes that Mr. Nolan qualifies as an AAudit Committee Financial Expert@ as that term is used in the rules and regulations of the SEC.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the charter of the Audit Committee is available on the Company=s website, www.bridgenb.com.

Management has the primary responsibility for the Company’s internal controls and financial reporting process. The Independent Registered Public Accounting Firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) auditing standards generally accepted in the United States of America and to issue an opinion thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

As part of its ongoing activities, the Audit Committee has:

•	reviewed and discussed with management, and the Independent Registered Public Accounting Firm, the Company=s audited consolidated financial statements for the fiscal year ended December 31, 2005;
•	discussed with the Independent Registered Public Accounting Firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and
•
received the written disclosures and the letter from the Independent Registered Public Accounting Firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the Independent Registered Public Accounting Firm their independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company=s Annual

Report on Form 10-K for the fiscal year ended December 31, 2005 and be filed with the SEC. In addition, the Audit Committee selected Crowe Chizek and Company LLC to be the Company=s Independent Registered Public Accounting Firm for the year ending December 31, 2006, subject to the ratification of this appointment by the shareholders.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The foregoing report has been furnished by Committee members:

Howard H. Nolan, Chairperson
Thomas E. Halsey
Charles I. Massoud

THE COMPENSATION COMMITTEE

The Compensation Committee consists of the following Directors: Raymond Wesnofske (Chairperson), Marcia Z. Hefter and R. Timothy Maran. The Committee met twelve times in 2005. The Compensation Committee is responsible for recommending to the full Board:

•	the compensation of the executive officers;
•	overall compensation policy;
•	performance measures and goals;
•	stock-based compensation;
•	benefit programs;
•	compensation of the Board of Directors; and
•	other matters of personnel policy and practice.

Each member of the Compensation Committee is considered Aindependent@ as defined in the NASDAQ® corporate governance listing standards.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

General Policy

The Company’s executive compensation policy is to provide an incentive for executive officers to achieve corporate goals and to reward executive officers when these goals are met. Central to the concept and design of executive compensation strategy is the paramount importance of long term shareholder interests and the need to align senior management with those interests.

Compensation levels for executive officers are established after consideration of corporate performance measures and executive compensation practices followed by the Company’s industry peer group. Also, included in the deliberative process are personal factors such as commitment, leadership, management style, teamwork and community involvement.

The Committee has access to all necessary Company financial reports, personnel records and other data. Committee members have regular contact with executive officers and senior management as a result of their service on the Board and other Board Committees, giving members a basis upon which to evaluate individual qualities and capabilities. For each of the past three years, the Company retained a compensation consulting firm to analyze the executive officer and senior management compensation levels, in terms of each of the three elements cited below, and the Company’s performance. A group of approximately forty comparably sized and similarly profiled financial institutions were used for comparison purposes. This group selected for this comparison needs to be distinguished from the peer group used in the stock performance graph below. The companies included in this group may have changed slightly from year to year due to merger activity within the industry or other relevant factors. The Committee considered the results of this comparison and the consulting firm’s corresponding recommendations in making compensation program recommendations to the Board of Directors.

The objective of the Company’s executive officer and senior management compensation structure is to motivate these individuals to put forth maximum effort toward the achievement of specific corporate goals identified during the strategic planning process of the Board and management. To that end, the Board has adopted a compensation strategy that seeks to provide competitive compensation opportunities that are strongly aligned to the financial and stock performance of the Company. Three compensation elements are used in support of the strategy: base salary, short term incentives and long term incentives.

Components of Compensation

Base Salary

Executive officer base salary levels are reviewed annually with appropriate adjustments recommended by the Committee to the full Board of Directors. For the 2006 fiscal year the Company increased individual base salaries based upon the consideration of the competitive base salary review, Company performance and individual performance. The adjusted base salary levels are reflective of the individual responsibilities, experience and performance, as well as competitive marketplace conditions.

Short Term Incentive Program

The Company ties short term incentive bonuses to financial targets, specifically return on average equity as compared to its peer group and growth in net profit. For the fiscal year ended 2005, the Company returned approximately 20.15% on average equity and net profit declined approximately 7.3% from the prior year. The Company exceeded one financial target, return on average equity. Although the Company did not experience growth in net profit from the prior year, based on the return on average equity and other performance ratios as compared to peers, the Board of Directors awarded a reduced level of short term incentives to management. These performance standards place the Company in the high performance tier, as defined by a prominent industry source, when compared to commercial banks in its peer group.

Long Term Stock Incentive Program

The third and final component of the Company’s compensation strategy is the equity incentive awards, under which executive officers and senior management may be given the opportunity to acquire or increase proprietary interest in the Company through the granting of stock options and/or restricted stock awards. Such stock options and awards offer them the possibility of future value, depending upon the long term appreciation of the Company’s Common Stock and provide the recipients with an incentive to advance the interests of the Company and also encourage them to remain in the employ or service of the Company and its subsidiaries.

Stock options may be either so-called incentive stock options, which bestow certain tax benefits on the optionee, or non-qualified stock options, not qualifying for such benefits. All options have an exercise price that is not less than the market value of the Company’s Common Stock on the date of the grant. Historically, stock based awards under the Company=s plans have either been stock options or shares of restricted stock (which are shares of Common Stock that are forfeitable and are subject to restrictions on transfer prior to the vesting date). The vesting of restricted stock depends upon the executives continuing to render services to the Company. Restricted stock awards carry dividend rights from the date of grant. Restricted shares are forfeited if the award holder departs the Company before vesting. Options have no value unless the Company=s stock price rises over time, and the value of restricted shares over time also is directly proportionate to the market value of the Company=s stock.

The Committee’s recommendations on granting options and restricted stock awards are based on the evaluation of both the Company’s performance, as measured against designated targets, and the individual’s accomplishments. There were no grants of equity incentive awards with respect to the year ended December 31, 2005.

The 1996 Equity Incentive Plan has expired and the Board has proposed the adoption of the Bridge Bancorp, Inc. 2006 Stock-Based Incentive Plan for stockholder approval.

Chief Executive Officer

In assessing appropriate types and amounts of compensation to recommend for the CEO, the Committee evaluates both corporate and individual performance. Corporate factors included in the evaluation are return on average shareholders’ equity, growth in net income, growth in earnings per share and the Company’s performance as compared to peer group institutions. Individual factors include the CEO’s implementation of the Company’s strategic goals, formation of an effective management team, and various personal qualities, including leadership. Based on the Committee’s recommendation, the Board of Directors determined his 2006 salary to be $310,000. Under the terms of his employment contract, this becomes his minimum annual salary. For 2005, his annual salary was $289,385. The CEO’s bonus was $50,000 for 2005. On January 21, 2005, he received options to purchase 750 shares of Company Stock and an award of 270 shares of restricted stock valued at $8,262 on the date of the grant.

The foregoing report has been furnished by Committee members:

Raymond Wesnofske, Chairperson
Marcia Z. Hefter
R. Timothy Maran

PERFORMANCE GRAPH

Pursuant to the regulations of the SEC, the graph below compares the performance of the Company with that of the total return for the NASDAQ7 stock market and for certain bank stocks of financial institutions with an asset size $500 million to $1 billion, as reported by SNL Financial L.C. from December 31, 2000 through December 31, 2005. The graph assumes the reinvestment of dividends in additional shares of the same class of equity securities as those listed below.

Bridge Bancorp, Inc.

		Period Ending
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Bridge Bancorp, Inc.	100.00	114.87	145.94	236.83	318.11	265.52
NASDAQ7 Composite	100.00	79.18	54.44	82.09	89.59	91.54
SNL $500M-$1B Bank Index	100.00	129.74	165.63	238.84	270.66	282.26

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth information concerning compensation received during the last three years by the Chief Executive Officer and each other executive officer of the Bank whose salary and bonus exceeded $100,000 in 2005 (the “Named Executive Officers”). The amount shown reflects bonus earned in the fiscal year but paid in the following year. The officers of the Company are not compensated separately in any way for their services.

SUMMARY COMPENSATION TABLE

	Annual Compensation							Long-Term Compensation
								Awards			Payouts
Name and Principal Position	Year	Salary (1)		Bonus		Other Annual Compen-sation		Restricted Stock Awards (2)		Options/SARs (3) (shares)	LTIP Payouts		All Other Compen-sation (4)
Thomas J. Tobin President and Chief Executive Officer	2005 2004 2003	$ $ $	289,385 273,470 259,385	$ $ $	50,000 136,320 172,800	$ $ $	0 0 0	$ $ $	8,262 25,920 33,408	750 3,000 6,000	$ $ $	0 0 0	$ $ $	23,775 22,150 21,818
Christopher Becker Executive Vice President and Chief Operating Officer(5)	2005 2004 2003	$ $ $	176,154 172,669 168,808	$ $ $	0 75,600 94,864	$ $ $	0 0 0	$ $ $	0 15,840 20,880	470 1,875 3,750	$ $ $	0 0 0	$ $ $	284,153 11,619 11,800
Janet T. Verneuille Senior Vice President and Chief Financial Officer; Treasurer of the Company	2005 2004 2003	$ $ $	159,423 144,231 124,519	$ $ $	40,000 52,000 60,000	$ $ $	0 0 0	$ $ $	3,121 9,720 12,528	282 1,125 2,250	$ $ $	0 0 0	$ $ $	4,712 6,150 5,735

(1)	Includes salary deferred at the election of the Named Executive Officers (such as deferred salary under the Company’s 401(k) Plan).

(2)
Represents the dollar value of restricted shares granted to the Named Executive Officers during 2005, 2004 and 2003. The listed dollar values represent the number of such restricted shares multiplied by the closing market price of the Company’s Common Stock on the date of the grant. Restricted shares granted under the Company’s equity incentive plan carry the same dividend rights as unrestricted shares of Common Stock from the date of the grant. Restricted stock held by the Named Executive Officers at December 31, 2005 were 1,710 shares or $42,237 in market value for Mr. Tobin and 642 shares or $15,857 in market value for Ms. Verneuille. All awards vest in equal installments over a three-year period. The fair market value of the Company’s Common Stock on December 31, 2005 was $24.70 per share.

(3)
Represents the number of shares subject to options granted to the Named Executive Officers. No options granted to the Named Executive Officers have been accompanied by stock appreciation rights (“SARs”).

(4)
Includes, among other things, Company contributions on behalf of the Named Executive Officers to the 401(k) Plan; director’s fees paid by the Company; and specified premiums paid by the Company on certain insurance arrangements on behalf other executive officers. Listed amounts for 2005 include 401(k) Plan contributions by the Company on behalf of the Named Executive Officers Tobin, Becker and Verneuille of $7,275, $4,153 and $4,712, respectively; director’s fees in the amount of $6,500 for Mr. Tobin and $5,000 for Mr. Becker who served as secretary to the Board; and the following insurance premiums paid by the Company on behalf of Mr. Tobin: $4,810 in premiums paid on a life insurance policy and $5,190 in premiums paid on a long-term disability policy

(5)
Mr. Becker’s employment with the Company and the Bank was terminated as of November 4, 2005. Included in “All Other Compensation” for Mr. Becker for 2005 is the total severance payment to him, which is being paid over a 15-month period.

The following table sets forth information concerning stock options granted in 2005 to the Named Executive Officers.

Options/SAR Grants in Last Fiscal Year
Name	Number of Securities Underlying Options/SARs Granted	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price (dollars/share)	Expiration Date	Grant Date Present Value(1)
Thomas J. Tobin	750	21.9%	$30.60	1/21/15	$3,293
Christopher Becker	470	13.7%	$30.60	1/21/15	$2,063
Janet T. Verneuille	282	8.2%	$30.60	1/21/15	$1,238

(1)
The weighted average, fair value of the options granted during 2005 was $4.39. The fair value of each option was estimated on the date granted using the Black-Scholes option pricing model. The following weighted average assumptions were used for grants during 2005: risk-free interest rate of 3.66%; expected dividend yield of 3.76%; and expected volatility of 21.3%. Options are exercisable immediately.

The following table sets forth information concerning all stock options that were exercised in 2005 and options held at year-end 2005 by the Named Executive Officers.

Aggregated Option/SAR Exercises in the Last Fiscal Year and Year-End Option/SAR Values
Name	Shares Acquired on Options Exercised	Value Realized(1)	Number of Securities Underlying Unexercised Options/SARs at December 31, 2005 (Exercisable/ Unexercisable)	Value of Unexercised In-the-Money Options/SARs at December 31, 2005 (2) (Exercisable/ Unexercisable)
Thomas J. Tobin	6,026	$102,278	36,933/0	$377,814/0
Christopher Becker	15,000	$205,625	2,345/0	$1,313/0
Janet T. Verneuille	-	-	8,157/0	$66,712/0

(1)	Based on the difference between aggregate exercise price and fair market value of shares of Common Stock as of the date of aggregate exercise.
(2)	Based on the fair market value of the Common Stock on December 31, 2005 ($24.70 per share) minus the exercise price.

Equity Compensation Plan Disclosure. Set forth below is information as of December 31, 2005 regarding compensation plans under which equity securities of the Company are authorized for issuance.
Plan	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights	Weighted Average Exercise Price	Number of Securities Remaining Available for Issuance under Plan
Equity compensation plans approved by shareholders	83,107	$16.88	317,028
Equity compensation plans not approved by shareholders	_	_	_
Total	83,107	$16.88	317,028

EMPLOYMENT AGREEMENTS

The Company and the Bank have entered into employment agreements with Mr. Tobin and Ms. Verneuille. The employment agreements provide for a five year and two year term of employment, respectively, that extend on an annual basis for an additional one year period unless written notice of non-renewal is provided. If the Company or the Bank does not extend the term of the agreement, or the executive elects not to renew the agreement, the term of the agreements becomes a fixed four or one year term, as the case may be. In no event does the term of Mr. Tobin’s employment agreement extend beyond his 65th birthday.

Under the employment agreements, the annual salary of the named executive officers is reviewed annually by the Board of Directors or a Committee of the Board of Directors. For 2006, the annual salary for Mr. Tobin and Ms. Verneuille has been set at $310,000 and $175,000, respectively. In addition to an annual salary, the employment agreements provide for, among other things, participation in stock benefit plans and certain other employee and fringe benefit programs applicable to executive management. The employment agreement for Mr. Tobin provides for the purchase of a special disability income policy and a supplemental retirement income plan policy with pre-retirement death benefits.

Each of the employment agreements provides that the Company, or the Bank, may terminate the covered executive for cause, as described in the agreements, at any time. If either the Company or the Bank terminates an executive’s employment other than for cause or a change in control or in the event the executive terminates his/her employment with the Company or the Bank based upon any of the following conditions (collectively, “Event of Termination”): (1) failure to elect or re-elect or appoint or re-appoint the executive to his/her current position; (2) material change in the executive’s functions, duties or responsibilities which cause the executive’s position to become one of lesser responsibility, importance or scope; (3) relocation of the executive’s principal place of employment outside of Southampton, East Hampton, Shelter Island, Southold or Riverhead; (4) reduction in the benefits or perquisites provided to the executive; (5) liquidation or dissolution of the Company or the Bank; or (6) material breach of the agreement by the Company or the Bank, the employment agreements provide that the executive or, in the event of the executive’s death, his/her beneficiary, will receive the payments and benefits that would have been provided to him/her under the agreement for the longer of (i) three years in the case of Mr. Tobin or two years in the case of Ms. Verneuille or (ii) the remaining term of the relevant agreement.

Under each of the employment agreements, a Change in Control is an event which: (a) is required to be reported on Form 8-K under the Securities Exchange Act of 1934, as amended, (b) results in a Change in Control based upon the fact that the acquirer has received all applicable regulatory approvals or (c) results in any of the following: any person becoming the beneficial owner of 30% or more of the Bank’s or the Company’s voting securities, individuals on the current Board of Directors ceasing to constitute a majority of the Board, a corporate reorganization, merger or similar transaction and the Bank or the Company is not the resulting entity, a proxy solicitation from someone other than current management seeking approval or certain corporate reorganizations, mergers or similar transactions or a successful tender offer for the acquisition of 30% or more of the shares of the Bank or the Company. If: (1) following a Change in Control of the Company or the Bank, the executive’s employment with the Company or the Bank is involuntarily terminated, (2) within 90 days following the Change in Control, the executive voluntarily terminates his/her employment provided the acquirer is a private investor, group of private investors or private company controlled by a private investor or group, or (3) within three years following a Change in Control, the executive suffers a demotion, loss of title or significant responsibility, reduction in compensation or benefits or relocation of principal employment to an office other than one located in Southampton, East Hampton, Shelter Island, Southold or Riverhead, the executive or, in the event of the executive’s death, his/her beneficiary, will receive an amount equal to 3.25 or 2.0, as the case may be, times the executive’s compensation for the preceding taxable year payable at the executive’s election in a lump sum or over 39 or 24 months, respectively, on either a bi-weekly or monthly basis. In addition, the health and welfare benefits received by the executive during his/her employment would be continued for 39 or 24 months, as the case may be, following his/her termination of employment.

Payments pursuant to the employment agreements and other arrangements in the event of a Change in Control may constitute a “parachute payment” for federal income tax purposes and may result in the imposition of an excise tax on the executive. In such a case, the employment agreements provide that the Company or the Bank will pay the executive an amount sufficient to enable the executive to retain the payments and benefits provided to him/her had he/she not been subject to such a tax.

The Company guarantees the payment of compensation and benefits to the executives under the employment agreements with the Bank. The Company and the Bank will reimburse or pay the executive for all reasonable costs and legal fees paid or incurred in connection with any dispute or question of interpretation relating to the employment agreements if the executive is successful on the merits of his/her claim pursuant to a legal judgment, arbitration or settlement.

On November 4, 2005, the employment of Christopher Becker as Executive Vice President and Chief Operating Officer of Bridge Bancorp, Inc. and its wholly owned subsidiary, The Bridgehampton National Bank, was terminated by mutual agreement of the parties. As a result, the employment agreement between the Company, the Bank and Mr. Becker, dated as of January 1, 2001, was terminated. Mr. Becker agreed to release the Company and the Bank from all claims relating to his previous employment and the termination of his employment with the Company and the Bank, and further agreed not to compete with the Bank in Suffolk County for a 15-month period. In consideration of the foregoing, the Bank and the Company agreed to continue payments to Mr. Becker at his 2005 annual rate of salary during the 15-month period.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the year ended December 31, 2005, the Company had no “interlocking” relationships in which (1) any executive officer is a member of the Board of Directors of another entity, one of whose executive officers is a member of the Company’s Board of Directors, or (2) any executive officer is a member of the Compensation Committee of another entity, one of whose executive officers is a member of the Company’s Board of Directors.

RETIREMENT PLANS

The Bank maintains a non-contributory, tax-qualified defined benefit pension plan (the “Retirement Plan”) for eligible employees. All salaried employees at least age 21 who have completed at least one year of service are eligible to participate in the Retirement Plan. The Retirement Plan provides for a benefit for each participant, including the Named Executive Officers, in an amount equal to 1.50% of the participant’s average annual earnings multiplied by creditable service (up to 35 years) plus 1.00% of the participant’s average annual earnings multiplied by creditable service (in excess of 35 years) minus 0.49% of the participant’s final average compensation multiplied by creditable service (up to 35 years). As required by law, the Retirement Plan is covered by the insurance program of the Pension Benefit Guarantee Corporation.

In addition, the Bank has a Supplemental Executive Retirement Plan (the “SERP”), which is an actuarial plan, under which additional retirement benefits are accrued for eligible Executive Officers. Under the Supplemental Retirement Plan, the amount of supplemental retirement benefits is based upon a benefit at normal retirement which approximates the differences between (i) the total retirement benefit the participant would have received under the Bridgehampton Retirement Plan without taking into account limitations on compensation and annual benefits; and (ii) the retirement benefit the participant is projected to receive under the Bridgehampton Retirement Plan at normal retirement.

The following table approximates the annual retirement benefits based on average annual earnings for the highest five consecutive years at various levels of compensation and years of service under the Retirement Plan and the SERP. Annual average compensation is based on the average annual earnings, including salary and bonus, for the highest five consecutive years.

Annual
Average	20 Years	25 Years	30 Years	35 Years	40 Years
Compensation	Service	Service	Service	Service	Service

$100,000	$25,228	$31,535	$37,842	$44,149	$49,149
$125,000	$32,728	$40,910	$49,092	$57,274	$63,524
$150,000	$40,228	$50,285	$60,342	$70,399	$77,899
$175,000	$47,728	$59,660	$71,592	$83,524	$92,274
$200,000	$55,228	$69,035	$82,842	$96,649	$106,649
$250,000	$70,228	$87,785	$105,342	$122,899	$135,399
$300,000	$85,228	$106,535	$127,842	$149,149	$164,149
$400,000	$115,228	$144,035	$172,842	$201,649	$221,649
$450,000	$130,228	$162,785	$195,342	$227,899	$250,399
$500,000	$145,228	$181,535	$217,842	$254,149	$279,149

The following table sets forth the years of credited service and the average annual basic earnings (as defined above) determined as of September 30, 2005 for each of the Named Executive Officers.

			Average
	Years of Credited Service		Annual
	Years	Months	Earnings

Thomas J. Tobin	20	2	$463,217
Christopher Becker	17	7	280,309
Janet T. Verneuille	12	10	182,059

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Directors and executive officers and related parties, including their immediate families and companies in which they are principal owners, were loan customers of the Bank during 2005. Such loans are made in the ordinary course of business at normal credit terms, including interest rate and security, and do not represent more than a normal risk of collection. No such loan was classified by the Bank as of December 31, 2005 as a non-accrual, past due, restructured or potential problem loan.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Under the federal securities laws, the Company’s Directors, certain of its executive officers and any persons holding more than ten percent of the Company’s Common Stock are required to file reports with the SEC on Forms 3, 4 and 5 disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company’s proxy statement of the failure of an officer, director or 10% beneficial owner of the Company’s Common Stock to file a Form 3, 4 or 5 on a timely basis. During 2005 all of these filing requirements were satisfied, except that in May 2005, Director Marcia Z. Hefter made a purchase of 100 shares of Common Stock through her Individual Retirement Account, which was reported on a Form 4, filed one day late. In making these statements, the Company has relied solely on the written representations of the incumbent Directors and officers and copies of the reports which they have filed with the Commission.

ITEM 2 - ADOPTION OF THE BRIDGE BANCORP, INC. 2006 STOCK-BASED INCENTIVE PLAN

The Board of Directors has adopted, subject to stockholder approval, the Bridge Bancorp, Inc. 2006 Stock-Based Incentive Plan (the “Incentive Plan”), to provide officers, employees and Directors of the Company and The Bridgehampton National Bank with additional incentives to promote the growth and performance of the Company. The following is a summary of the material features of the Incentive Plan, which is qualified in its entirety by reference to the provisions of the Incentive Plan, attached hereto as Appendix A.

General

The Incentive Plan will remain in effect for a period of ten years following adoption by stockholders. The Incentive Plan authorizes the issuance of up to 620,000 shares of Company Common Stock pursuant to grants of incentive and non-statutory stock options, stock appreciation rights, and restricted stock awards. No more than 310,000 shares may be issued as restricted stock awards, and no more than 400,000 shares may be issued pursuant to the exercise of incentive stock options. The maximum number of stock options that may be awarded to any one employee is 125,000.

The Incentive Plan will be administered by a committee (the “Committee) appointed by the Board of Directors, which will include two or more disinterested Directors of the Company who must be “non-employee Directors,” as that term is defined for purposes of Rule 16(b) of the Securities Exchange Act of 1934. The Committee may consist of all Board members who satisfy these conditions. The Committee has the authority within the limitations set forth in the Incentive Plan to make decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules, regulations and guidelines for carrying out the Incentive Plan’s purposes; and interpreting and otherwise construing the Incentive Plan. The Incentive Plan also permits the Board of Directors or the Committee to delegate to one or more officers of the Company the Committee’s power to (i) designate officers and employees who will receive awards, and (ii) determine the number of awards to be received by them.

Eligibility

Employees and Outside Directors of the Company or its subsidiaries are eligible to receive awards under the Incentive Plan. There are currently 7 Outside Directors of the Company and 28 employees eligible to participate in the Incentive Plan.

Types of Awards

The Committee may determine the type and terms and conditions of awards under the Incentive Plan. Awards may be granted in a combination of incentive and non-statutory stock options, stock appreciation rights or restricted stock awards, as follows.

Stock Options. A stock option gives the recipient or “optionee” the right to purchase shares of Common Stock at a specified price for a specified period of time. The exercise price may not be less than the fair market value on the date the stock option is granted. Once granted, the exercise price of a stock option may not be changed. Fair market value for purposes of the Incentive Plan means the final sales price of the Company’s Common Stock on the date the option is granted, as reported on either the NASDAQ® Market, if the stock is traded on NASDAQ® or on the over the counter Bulletin Board, or if the Company’s Common Stock was not traded on such date, then on the day prior to such date or on the next preceding day on which the Company’s Common Stock was traded, and without regard to after-hours trading activity. However, if the Company’s Common Stock is not traded on NASDAQ® or on the over the counter Bulletin Board, fair market value will mean the average sale price of all shares of Company Common Stock sold during the 30-day period immediately preceding the date on which such stock option was granted, and if no shares of stock have been sold within such 30-day period, the average sale price of the last three sales of Company Common Stock sold during the 90-day period immediately preceding the date on which such stock option was granted. The Committee will determine the fair market value if it cannot be determined in the manner described above.

Stock options are either “incentive” stock options or “non-qualified” stock options. Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code. Only employees are eligible to receive incentive stock options. Shares of Common Stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise (i) either in cash or with stock of the Company which was owned by the participant for at least six months prior to delivery, or (ii) by reduction in the number of shares deliverable pursuant to the stock option, or (iii) subject to a “cashless exercise” through a third party. Cash may be paid in lieu of any fractional shares under the Incentive Plan and generally no fewer than 100 shares may be purchased on exercise of an award unless the total number of shares available for purchase or exercise pursuant to an award is less than 100 shares. Stock options are subject to vesting conditions and restrictions as determined by the Committee.

Stock Appreciation Rights. Stock appreciation rights give the recipient the right to receive a payment in Company Common Stock of an amount equal to the excess of the fair market value of a specified number of shares of Company Common Stock on the date of the exercise of the stock appreciation rights over the fair market value of the Common Stock on the date of grant of the stock appreciation right, as set forth in the recipient’s award agreement. Stock appreciation rights will not be granted unless (i) the stock appreciation right is settled solely in Company Common Stock; and (ii) there is no further ability to defer the income received on the exercise of the stock appreciation right.

Stock Awards. Stock awards under the Incentive Plan will be granted only in whole shares of Common Stock. Stock awards will be subject to conditions established by the Committee which are set forth in the award agreement. Any stock award granted under the Incentive Plan will be subject to vesting as determined by the Committee. Awards will be evidenced by agreements approved by the Committee, which set forth the terms and conditions of each award.

Generally, all awards, except non-statutory stock options, granted under the Incentive Plan will be nontransferable except by will or in accordance with the laws of intestate succession. Stock awards may be transferable pursuant to a qualified domestic relations order. At the Committee’s sole discretion, non-statutory stock options may be transferred for valid estate planning purposes that are permitted by the Internal Revenue Code and the securities laws. During the life of the participant, awards can only be exercised by him or her. The Committee may permit a participant to designate a beneficiary to exercise or receive any rights that may exist under the Incentive Plan upon the participant’s death.

Change in Control. Upon the occurrence of an event constituting a Change in Control of the Company as defined in the Incentive Plan, all stock options and stock appreciation rights will become fully vested, and all stock awards then outstanding will vest free of restrictions.

Tax Consequences

The following are the material federal tax consequences generally arising with respect to awards granted under the Incentive Plan. The grant of an option will create no tax consequences for an optionee or the Company. The optionee will have no taxable income upon exercising an incentive stock option and the Company will receive no deduction when an incentive stock option is exercised. Upon exercising a non-statutory stock option, the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise, and the Company will be entitled to a deduction for the same amount. The tax treatment for an optionee on a disposition of shares acquired through the exercise of an option depends on how long the shares have been held and whether such shares were acquired by exercising an incentive stock option or a non-statutory stock option. Generally, there will be no tax consequences to the Company in connection with the disposition of shares acquired pursuant to an option, except that the Company may be entitled to a deduction if shares acquired pursuant to an incentive stock option are sold before the required holding periods have been satisfied.

With respect to other awards granted under the Incentive Plan that are settled either in cash or in stock, the participant must recognize ordinary income equal to the cash or the fair market value of shares or other property received and the Company will be entitled to a deduction for the same amount. With respect to awards that are settled in stock, the participant must recognize ordinary income equal to the fair market value of the shares received at the time the shares became transferable or not subject to substantial risk of forfeiture, whichever occurs earlier. The Company will be entitled to a deduction for the same amount.

In order to approve the Bridge Bancorp, Inc. 2006 Stock-Based Incentive Plan, the proposal must receive the affirmative vote of a majority of the total shares present and voting, without regard to broker non-votes or proxies marked ABSTAIN.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE BRIDGE BANCORP, INC. 2006 STOCK-BASED INCENTIVE PLAN.

ITEM 3 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Crowe Chizek and Company LLC (“Crowe Chizek”), was the Independent Registered Public Accounting Firm of the Company for the year ended December 31, 2005, and has been selected to serve as the Company’s Independent Registered Public Accounting Firm for 2006. Representatives of Crowe Chizek are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from shareholders.

Shareholder ratification of the selection of Crowe Chizek is not required by the Company’s bylaws or otherwise. However, the Board is submitting the selection of the Independent Registered Public Accounting Firm to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection of Crowe Chizek, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different Independent Registered Public Accounting Firm at any time during the year if it determines that such change is in the best interests of the Company and its shareholders.

FEES PAID TO CROWE CHIZEK

Set forth below is certain information concerning aggregate fees billed for professional services rendered by Crowe Chizek during 2005 and 2004:

Audit Fees. The audit fees billed for professional services rendered by Crowe Chizek for the audit of the Company’s annual consolidated financial statements for the most recent fiscal year, for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and for the audits of internal control over financial reporting and management’s assessment of internal control over financial reporting for the most recent fiscal year were $164,500. For the 2004 fiscal year, such fees were $115,500.

Audit Related Fees. Crowe Chizek did not provide any services to the Company relating to assurance and related services that are reasonably related to the performance of the audit and the review of the financial statements that are not already reported in Audit Fees above during the fiscal years ended December 31, 2005 and 2004.

Tax Fees. Crowe Chizek did not provide any services to the Company relating to tax compliance, tax advice and tax planning during the fiscal years ended December 31, 2005 and 2004.

All Other Fees. Crowe Chizek did not provide any other services to the Company during the fiscal years ended December 31, 2005 and 2004.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has adopted policies and procedures for the pre-approval of the above fees. All requests for services to be provided by Crowe Chizek are submitted to the director of internal audit, who subsequently requests pre-approval from the Audit Committee Chairperson. A schedule of approved services is then reviewed and approved by the entire Audit Committee at the next Audit Committee meeting.

REQUIRED VOTE AND RECOMMENDATION OF THE BOARD OF DIRECTORS

In order to ratify the selection of Crowe Chizek and Company LLC as the Company’s Independent Registered Public Accounting Firm for the 2006 fiscal year, the proposal must receive the affirmative vote of at least a majority of the votes cast at the Annual Meeting, either in person or by proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF CROWE CHIZEK AND COMPANY LLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for next year’s Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company’s executive office, 2200 Montauk Highway, P.O. Box 3005, Bridgehampton, New York 11932, no later than November 24, 2006. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

ADVANCE NOTICE OF NOMINATIONS TO BE BROUGHT BEFORE AN ANNUAL MEETING

The Company’s Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of shareholders. In order for a shareholder to properly bring business before an annual meeting, the shareholder must give written notice to the Corporate Secretary not less than 90 days prior to the date of the Company’s proxy materials for the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is first made. The Bylaws require that the notice must include, among other things, the shareholder’s name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the shareholder in the proposed business. Nothing in this paragraph shall be deemed to require the Company to include in its annual meeting proxy statement any shareholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

In accordance with the foregoing, advance notice for certain business or nominations to the Board of Directors to be brought before the 2007 Annual Meeting of Shareholders must be given to the Company by December 22, 2006.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this proxy statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

Whether you intend to be present at this meeting or not, you are urged to return your signed proxy promptly. For your convenience, you may also cast your vote electronically.

Your continued interest in and support of the Company is sincerely appreciated.

AN ADDITIONAL COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO SANDRA K. NOVICK, SENIOR VICE PRESIDENT AND CORPORATE SECRETARY, 2200 MONTAUK HIGHWAY, P.O. BOX 3005, BRIDGEHAMPTON, NEW YORK 11932, OR CALL (631) 537-1000, EXT. 7230.

By Order of the Board of Directors

Sandra K. Novick
Senior Vice President and Corporate Secretary

Bridgehampton, New York
March 24, 2006

APPENDIX A

BRIDGE BANCORP, INC.

2006 STOCK-BASED INCENTIVE PLAN

1. PURPOSE OF PLAN.

The purposes of this 2006 Stock-Based Incentive Plan are to provide incentives and rewards to employees and Directors who are largely responsible for the success and growth of Bridge Bancorp, Inc. and its Affiliates, and to assist all such entities in attracting and retaining experienced and qualified Directors, executives and other key employees.

2. DEFINITIONS.

(a)	“Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company, as such terms are defined in Sections 424(e) and 424(f) of the Code.

(b)	“Award” means one or more of the following: Restricted Stock Awards, Stock Options and other types of Awards, as set forth in Section 6 of the Plan.

(c)	“Award Agreement” means the agreement between the Company or an Affiliate and a Participant evidencing an Award under the Plan.

(d)	“Bank” means The Bridgehampton National Bank and any successor to The Bridgehampton National Bank.

(e)	“Board of Directors” means the board of Directors of the Company.

(f)	“Change in Control” means a change in control of a nature that:

(i)
would be required to be reported in response to Item 5.01 of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); or

(ii)
results in a Change in Control of the Bank or the Company within the meaning of the Change In Bank Control Act, as amended, and applicable rules and regulations promulgated thereunder by the FRB, as in effect at the time of the Change in Control; or

(iii)
without limitation such a Change in Control shall be deemed to have occurred at such time as: (a) any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s outstanding securities except for any securities purchased by the Bank’s employee stock ownership plan or trust; or (b) individuals who constitute the Board on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the Directors comprising the Incumbent Board, or whose nomination for election by the Company’s stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or Company is not the surviving institution occurs; or (d) a proxy statement is distributed soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which shares of the Company are exchanged for or converted into cash or property or securities not issued by the Company pursuant to such plan of reorganization or merger; or (e) a tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

(g)	“Code” means the Internal Revenue Code of 1986, as amended.

(h)
“Committee” means the committee designated, pursuant to Section 3 of the Plan, to administer the Plan. The Committee may consist of all Board members who satisfy the standards set forth in Section 3(a)(i) and (ii).

(i)	“Common Stock” means the Common Stock of the Company, par value $0.01 per share.

(j)	“Company” means Bridge Bancorp, Inc., the stock holding company of the Bank, and any entity that succeeds to the business of Bridge Bancorp, Inc.

(k)	“Director Emeritus” means a former member of the Board who has been appointed to the status of Director Emeritus by the Board of the Company or the Bank.

(l)
“Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which lasted or can be expected to last for a continuous period of not less than 12 months. An individual shall not be considered to be permanently and totally disabled unless he/she furnishes proof of the existence thereof in such form and manner, and at such times, as the Secretary of the Treasury may require, in accordance with Section 22(e)(3) of the Code.

(m)	“Employee” means any person employed by the Company or an Affiliate. Directors who are also employed by the Company or an Affiliate shall be considered Employees under the Plan.

(n)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)	“Exercise Price” means the price at which an individual may purchase a share of Common Stock pursuant to an Option.

(p)
“Fair Market Value” means, when used in connection with the Common Stock on a certain date, the final sales price of the Common Stock as reported on the NASDAQ® stock market (or over-the-counter market) on such date, or if the Common Stock was not traded on such date, then on the day prior to such date or on the next preceding day on which the Common Stock was traded, and without regard to after hours trading activity; provided, however, that if the Common Stock is not reported on the NASDAQ® stock market (or over the counter market), Fair Market Value shall mean the average sale price of all shares of Common Stock sold during the 30-day period immediately preceding the date on which such stock option was granted, and if no shares of stock have been sold within such 30-day period, the average sale price of the last three sales of Common Stock sold during the 90-day period immediately preceding the date on which such stock option was granted. In the event Fair Market Value cannot be determined in the manner described above, then Fair Market Value shall be determined by the Committee. The Committee is authorized, but is not required, to obtain an independent appraisal to determine the Fair Market Value of the Common Stock.

(q)	“FRB” means the Board of Governors of the Federal Reserve System.

(r)	“Incentive Stock Option” means a Stock Option granted under the Plan, that is intended to meet the requirements of Section 422 of the Code.

(s)
“Non-Statutory Stock Option” means a Stock Option granted to an individual under the Plan that is not intended to be and is not identified as an Incentive Stock Option, or an Option granted under the Plan that is intended to be and is identified as an Incentive Stock Option, but that does not meet the requirements of Section 422 of the Code.

(t)	“Option” or “Stock Option” means an Incentive Stock Option or a Non-Statutory Stock Option, as applicable.

(u)	“Outside Director” means a member of the Board(s) of Directors of the Company or an Affiliate who is not also an Employee.

(v)	“Participant” means an Employee or Outside Director who is granted an Award pursuant to the terms of the Plan.

(w)	“Plan” means this Bridge Bancorp, Inc. 2006 Stock-Based Incentive Plan.

(x)	“Restricted Stock” means shares of Common Stock that may be granted under the Plan that are subject to forfeiture until satisfaction of the conditions of their grant.

(y)	“Restricted Stock Award” means an Award of shares of Restricted Stock granted to an individual pursuant to Section 6(c) of the Plan.

(z)
“Retirement” means retirement from employment with the Company or an Affiliate on or after the Employee’s attainment of age 65 or as otherwise set forth in the Award agreement; provided, however, that unless the Committee specifies otherwise, an Employee who is also a member of the Board of Directors, shall not be deemed to have retired until both service as an Employee and as a member of the Board of Directors has ceased. “Retirement” with respect to an Outside Director means termination of service on the Board(s) of Directors of the Company or any Affiliate in accordance with applicable Company policy following the provision of written notice to such Board(s) of Directors of the Outside Director’s intention to retire. Notwithstanding the foregoing, unless the Committee specifies otherwise, a director shall not be deemed to have retired if such director becomes a Director Emeritus following his termination of service as a director.

(aa)	“Stock Appreciation Right” means the right, as defined in Section 6(b), that may be granted to a Participant in tandem with the grant of a Stock Option.

(bb)
“Termination for Cause” means the termination upon personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order, any of which results in a material loss (economic or reputation) to the Company or an Affiliate.

3.	ADMINISTRATION.

(a)
Committee. The Committee shall administer the Plan. The Committee shall consist of two or more disinterested Directors of the Company, who shall be appointed by Board of Directors. A member of the Board of Directors shall be deemed to be disinterested only if he or she satisfies: (i) such requirements as the Securities and Exchange Commission may establish for non-employee Directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) of the Exchange Act; and (ii) if, considered appropriate by the Board of Directors in its sole discretion, such requirements as the Internal Revenue Service may establish for Outside Directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code. The Board of Directors or the Committee may also delegate, to the extent permitted by applicable law and not inconsistent with Rule 16b-3, to one or more officers of the Company, its powers under this Plan to (a) designate the officers and employees of the Company who will receive Awards and (b) determine the number of Awards to be received by them, pursuant to a resolution that specifies the total number of rights or Options that may be granted under the delegation, provided that no officer may be delegated the power to designate himself or herself as a recipient of such Options or rights.

(b)
Role of Committee. Subject to paragraph (a) of this Section 3, the Committee shall have the authority to interpret, construe and implement the Plan and any rules, regulations, guidelines or agreements adopted hereunder and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. These powers shall include, but not be limited to, (i) determination of the type or types of awards to be granted under the Plan; (ii) determination of the terms and conditions of any awards under the Plan; (iii) determination of whether, to what extent and under what circumstances awards may be settled, paid or exercised in cash, shares, other securities, or other awards, or other property, or accelerated, canceled, extended, forfeited or suspended; (iv) adoption of modifications, amendments, procedures, subplans and the like as are necessary; (v) subject to the rights of participants, modification, change, amendment or cancellation of any award to correct an administrative error; and (vi) taking any other action the Committee deems necessary or desirable for the administration of the Plan. Without limiting the foregoing, the Committee may, in its sole discretion, accelerate or extend the time at which any Stock Option or Stock Appreciation Right may be exercised, or any Stock Award may vest, in whole or in part, provided, however, that with respect to an Incentive Stock Option, it must be consistent with the terms of Section 422 of the Code in order to continue to qualify as an Incentive Stock Option. All determinations, interpretations, and other decisions under or with respect to the Plan or any award by the Committee shall be final, conclusive and binding upon the Company, any Participant, and any holder or beneficiary of any award under the Plan.

(c)
Award Agreements. Each Award granted under the Plan shall be evidenced by a written agreement (i.e., an “Award Agreement”). Each Award Agreement shall constitute a binding contract between the Company or an Affiliate and the Participant, and every Participant, upon acceptance of an Award Agreement, shall be bound by the terms and restrictions of the Plan and the Award Agreement. The terms of each Award Agreement shall be set in accordance with the Plan, but each Award Agreement may also include any additional provisions and restrictions determined by the Committee. In particular, and at a minimum, the Committee shall set forth in each Award Agreement:

(i)	the type of Award granted;

(ii)	the Exercise Price for any Option;

(iii)	the number of shares or rights subject to the Award;

(iv)	the expiration date of the Award;

(v)	the manner, time and rate (cumulative or otherwise) of exercise or vesting of the Award; and

(vi)	the restrictions, if any, placed on the Award, or upon shares which may be issued upon the exercise or vesting of the Award.

The Chairperson of the Committee and such other Directors and employees as shall be designated by the Committee are hereby authorized to execute Award Agreements on behalf of the Company or an Affiliate and to cause them to be delivered to the recipients of Awards granted under the Plan.

4. ELIGIBILITY.

Subject to the terms of the Plan, Employees and Outside Directors, as the Committee shall determine from time to time, shall be eligible to participate in the Plan.

5. SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS.

(a)
Shares Available. Subject to the provisions of Section 8, the capital stock that may be delivered under this Plan shall be shares of the Company’s Common Stock, which may be issued directly by the Company from authorized but unissued shares or treasury shares or shares purchased by the Plan in the open market.

(b)	Share Limits. Subject to adjustments, if any, provided in Section 9, the maximum number of shares of

Common Stock that may be delivered pursuant to Awards granted under this Plan (the “Share Limit”) equals 620,000 shares. The following limits also apply with respect to Awards granted under this Plan:

(i)
The maximum aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 400,000. The maximum number of Stock Options that may be awarded to any Employee is 125,000 Stock Options. For these purposes, only the net number of shares issued pursuant to the exercise of a Stock Option are counted against the maximum number of shares.

(ii)	Subject to adjustment pursuant to Section 9 hereof, the maximum number of shares of Common Stock that may be delivered pursuant to Restricted Stock Awards granted under this Plan is 310,000 shares.

(c)
Reissue of Awards and Shares. Shares that are subject to or underlie Awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent Awards under this Plan. Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any shares exchanged by a Participant or withheld by the Company to satisfy the tax withholding obligations related to any Award under the Plan, shall be available for subsequent Awards under this Plan.

(d)
Reservation of Shares; No Fractional Shares; Minimum Issue. The Company shall at all times reserve a number of shares of Common Stock sufficient to cover the Company’s obligations and contingent obligations to deliver shares with respect to Awards then outstanding under this Plan. No fractional shares shall be delivered under this Plan. The Committee may pay cash in lieu of any fractional shares in settlements of Awards under this Plan. No fewer than 100 shares may be purchased on exercise of any Award unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the Award.

6. AWARDS.

The Committee shall determine the type or types of Award(s) to be made to each selected eligible individual. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company. The types of Awards that may be granted under this Plan are:

(a)
Stock Options. The Committee may, subject to the limitations of this Plan and the availability of shares of Common Stock reserved but not previously awarded under the Plan, grant Stock Options to employees and Outside Directors, subject to terms and conditions as it may determine, to the extent that such terms and conditions are consistent with the following provisions:

(i)
Exercise Price. The Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant. Once granted, the Exercise Price of an Option may not be changed.

(ii)	Terms of Options. In no event may an individual exercise an Option, in whole or in part, more than ten (10) years from the date of grant.

(iii)
Non-Transferability. Unless otherwise determined by the Committee, an individual may not transfer, assign, hypothecate, or dispose of an Option in any manner, other than by will or the laws of intestate succession. The Committee may, however, in its sole discretion, permit the transfer or assignment of a Non-Statutory Stock Option, if it determines that the transfer or assignment is for valid estate planning purposes and is permitted under the Code and Rule 16b-3 of the Exchange Act. For purposes of this Section 6(a), a transfer for valid estate planning purposes includes, but is not limited to, transfers:

(1)	to a revocable inter vivos trust, as to which an individual is both settlor and trustee;

(2)
for no consideration to: (a) any member of the individual’s Immediate Family; (b) a trust solely for the benefit of members of the individual’s Immediate Family; (c) any partnership whose only partners are members of the individual’s Immediate Family; or (d) any limited liability corporation or other corporate entity whose only members or equity owners are members of the individual’s Immediate Family.

(3)
For purposes of this Section, “Immediate Family” includes, but is not necessarily limited to, a Participant’s parents, grandparents, spouse, children, grandchildren, siblings (including half brothers and sisters), and individuals who are family members by adoption. Nothing contained in this Section shall be construed to require the Committee to give its approval to any transfer or assignment of any Non-Statutory Stock Option or portion thereof, and approval to transfer or assign any Non-Statutory Stock Option or portion thereof does not mean that such approval will be given with respect to any other Non-Statutory Stock Option or portion thereof. The transferee or assignee of any Non-Statutory Stock Option shall be subject to all of the terms and conditions applicable to such Non-Statutory Stock Option immediately prior to the transfer or assignment and shall be subject to any other conditions prescribed by the Committee with respect to such Non-Statutory Stock Option.

(iv)	Special Rules for Incentive Stock Options. Notwithstanding the foregoing provisions, the following rules shall further apply to grants of Incentive Stock Options:

(1)
If an Employee owns or is treated as owning, for purposes of Section 422 of the Code, Common Stock representing more than ten percent (10%) of the total combined voting securities of the Company at the time the Committee grants the Incentive Stock Option (a “10% Owner”), the Exercise Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant.

(2)	An Incentive Stock Option granted to a 10% Owner shall not be exercisable more than five (5) years from the date of grant.

(3)
To the extent the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year under the Plan or any other stock option plan of the Company, exceeds $100,000, or such higher value as may be permitted under Section 422 of the Code, Incentive Stock Options in excess of the $100,000 limit shall be treated as Non-Statutory Stock Options. Fair Market Value shall be determined as of the date of grant for each Incentive Stock Option.

(4)
Each Award Agreement for an Incentive Stock Option shall require the individual to notify the Committee within ten (10) days of any disposition of shares of Common Stock under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions).

(b)
Stock Appreciation Rights. A Stock Appreciation Right is the right to receive a payment in Common Stock equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the Stock Appreciation Right is exercised over the Fair Market Value of the Common Stock on the date of grant of the Stock Appreciation Right as set forth in the applicable award agreement. No Stock Appreciation Right shall be granted unless (i) the Stock Appreciation Right is settled solely in Common Stock of the Company and (ii) there is no opportunity to further defer the income received on the exercise of the Stock Appreciation Right.

(c)	Restricted Stock Awards. The Committee may make grants of Restricted Stock Awards, which shall consist of the grant of some number of shares of Common Stock to an individual upon such terms and conditions as it may determine, to the extent such terms and conditions are consistent with the following provisions:

(i)	Grants of Stock. Restricted Stock Awards may only be granted in whole shares of Common Stock.

(ii)	Non-Transferability. Except to the extent permitted by the Code, the rules promulgated under Section 16(b) of the Exchange Act or any successor statutes or rules:

(1)
The recipient of a Restricted Stock Award grant shall not sell, transfer, assign, pledge, or otherwise encumber shares subject to the grant until full vesting of such shares has occurred. For purposes of this section, the separation of beneficial ownership and legal title through the use of any “swap” transaction is deemed to be a prohibited encumbrance.

(2)
Unless otherwise determined by the Committee, and except in the event of the Participant’s death or pursuant to a qualified domestic relations order, a Restricted Stock Award grant is not transferable and may be earned only by the individual to whom it is granted during his or her lifetime. Upon the death of a Participant, a Restricted Stock Award is transferable by will or the laws of descent and distribution. The designation of a beneficiary shall not constitute a transfer.

(3)
If the recipient of a Restricted Stock Award is subject to the provisions of Section 16 of the Exchange Act, shares of Common Stock subject to the grant may not, without the written consent of the Committee (which consent may be given in the Award Agreement), be sold or otherwise disposed of within six (6) months following the date of grant.

(iii)
Issuance of Certificates. The Company shall cause to be issued a stock certificate evidencing such shares, registered in the name of the Participant to whom the Restricted Stock Award was granted; provided, however, that the Company may not cause a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each stock certificate shall bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Bridge Bancorp, Inc. 2006 Stock-Based Incentive Plan and the related Award Agreement entered into between the registered owner of such shares and Bridge Bancorp, Inc. or its Affiliates. A copy of the Plan and Award Agreement is on file in the office of the Corporate Secretary of Bridge Bancorp, Inc.”

This legend shall not be removed until the individual becomes vested in such shares pursuant to the terms of the Plan and Award Agreement. Each certificate issued pursuant to this Section 6(c) shall be held by the Company or its Affiliates, unless the Committee determines otherwise.

Notwithstanding the foregoing, the Company may, in its sole discretion, issue Restricted Stock Awards in any other approved format (e.g. DTC) in order to facilitate the paperless transfer of such Awards. In the event Restricted Stock Awards are not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants’ ownership of such Awards. Restricted Stock Awards that are not issued in certificate form shall be subject to the same terms and conditions of this Plan, including Section 6(c)(iv) and 6(c)(v), as any Restricted Stock Awards granted in certificated form.

(iv)
Treatment of Dividends. Participants are entitled to all dividends and other distributions declared and paid on all shares of Common Stock subject to a Restricted Stock Award, from and after the date such shares are awarded or from and after such later date as may be specified by the Committee in the Award Agreement, and the Participant shall not be required to return any such dividends or other distributions to the Company in the event of forfeiture of the Restricted Stock Award.

(v)	Voting of Restricted Stock Awards. Participants who are granted Restricted Stock Awards may vote all unvested shares of Common Stock subject to their Restricted Stock Awards.

7. PAYMENTS; CONSIDERATION FOR AWARDS.

(a)	Payments. Payment for Awards may be made in the form of cash, Common Stock, or combinations thereof as the Committee shall determine, and with such restrictions as it may impose.

(b)
Consideration for Awards. The Exercise Price for any Award granted under this Plan or the Common Stock to be delivered pursuant to an Award, as applicable, may be paid by means of any lawful consideration as determined by the Committee, including, without limitation, one or a combination of the following methods:

(i)	cash, check payable to the order of the Company, or electronic funds transfer;

(ii)	the delivery of previously owned shares of Common Stock;

(iii)	reduction in the number of shares otherwise deliverable pursuant to the Award; or

(iv)
subject to such procedures as the Committee may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of Awards.

In no event shall any shares newly issued by the Company be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. In the event that the Committee allows a Participant to exercise an Award by delivering shares of Common Stock previously owned by such Participant and unless otherwise expressly provided by the Committee, any shares delivered which were initially acquired by the Participant from the Company (upon exercise of a stock option or otherwise) must have been owned by the Participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the Exercise Price of an Option shall be valued at their Fair Market Value on the date of exercise. The Company will not be obligated to deliver any shares unless and until it receives full payment of the Exercise Price and any related withholding obligations under Section 10(e), or until any other conditions applicable to exercise or purchase have been satisfied. Unless expressly provided otherwise in the applicable Award Agreement, the Committee may at any time eliminate or limit a Participant’s ability to pay the purchase or Exercise Price of any Award or shares by any method other than cash payment to the Company.

8. EFFECT OF TERMINATION OF SERVICE ON AWARDS.

(a)
General. The Committee shall establish the effect of a termination of employment or service on the continuation of rights and benefits available under an Award or this Plan and, in so doing, may make distinctions based upon, among other things, the cause of termination and type of Award. Unless the Committee shall specifically state otherwise at the time an Award is granted, all Awards to an Employee or Outside Director shall vest immediately upon such individual’s death, Disability or Retirement. Unless otherwise provided in an Award Agreement, the following provisions shall apply to each award granted under this Plan:

(i)
Upon the termination of a Participant’s service for any reason other than Disability, Retirement, Change in Control, death or Termination for Cause, Stock Options and Stock Appreciation Rights shall be exercisable only as to those shares that were immediately exercisable by such Participant at the date of termination, and Stock Options and Stock Appreciation Rights may be exercised only for a period of three months following termination, and any shares of Restricted Stock that have not vested as of the date of termination shall expire and be forfeited.

(ii)
In the event of a Termination for Cause, all Stock Options, Stock Appreciation Rights and Restricted Stock Awards granted to a Participant under the Plan not exercised or vested shall expire and be forfeited.

(iii)
Upon the termination of service for reason of Disability, Retirement or death, and upon a Change in Control, all Stock Options and Stock Appreciation Rights shall be exercisable as to all shares subject to an outstanding award whether or not then exercisable, and all Restricted Stock Awards shall vest as to all shares subject to an outstanding award, whether or not otherwise immediately vested, at the date of termination or Change in Control, and Stock Options and Stock Appreciation Rights may be exercised for a period of one year following termination or Change in Control. Provided, however, that no Stock Option shall be eligible for treatment as an Incentive Stock Option in the event such option is exercised more than one year following termination of employment due to death or Disability and provided further, in order to obtain Incentive Stock Option treatment for options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months of termination of employment.

(b)
Events Not Deemed Terminations of Employment or Service. Unless Company policy or the Committee provides otherwise, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Company or the Committee; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any Employee on an approved leave of absence, continued vesting of the Award while on leave may be suspended until the Employee returns to service, unless the Committee otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term set forth in the Award Agreement.

(c)
Effect of Change of Affiliate Status. For purposes of this Plan and any Award, if an entity ceases to be an Affiliate of the Company, a termination of employment or service shall be deemed to have occurred with respect to each individual who does not continue as an Employee or Outside Director with another entity within the Company after giving effect to the Affiliate’s change in status.

9. ADJUSTMENTS; ACCELERATION UPON A CHANGE IN CONTROL.

(a)
Adjustments. If the shares of Common Stock are changed into or exchanged for a different number of kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Stock

Options, Stock Appreciation Rights or Stock Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of shares for which grants are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Stock Options shall not change the aggregate Stock Option purchase price payable with respect to shares that are subject to the unexercised portion of the Stock Option outstanding but shall include a corresponding proportionate adjustment in the Stock Option purchase price per share.

(b)
Committee Action. Upon any of the events set forth in Section 9(a), the Committee may take such action prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the Awards in the same manner as is or will be available to stockholders of the Company generally. In the case of any stock split or reverse stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by Section 9(a) above shall nevertheless be made.

(c)
Automatic Acceleration of Awards. Upon a Change in Control of the Company, each Stock Option and Stock Appreciation Right then outstanding shall become fully vested and all Restricted Stock Awards then outstanding shall fully vest free of restrictions.

10. MISCELLANEOUS PROVISIONS.

(a)
Compliance with Laws. This Plan, the granting and vesting of Awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under Awards are subject to all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of securities law counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company, provide such assurances and representations to the Company as may be deemed necessary or desirable to assure compliance with all applicable legal and accounting requirements.

(b)
Claims. No person shall have any claim or rights to an Award (or additional Awards, as the case may be) under this Plan, subject to any express contractual rights to the contrary (set forth in a document other than this Plan).

(c)
No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any Award Agreement) shall confer upon any Participant any right to continue in the employ or other service of the Company, constitute any contract or agreement of employment or other service or affect an Employee’s status as an employee-at-will, nor interfere in any way with the right of the Company to change a Participant’s compensation or other benefits, or terminate his or her employment or other service, with or without cause. Nothing in this Section 10(c), however, is intended to adversely affect any express independent right of such Participant under a separate employment or service contract other than an Award Agreement.

(d)
Plan Not Funded. Awards payable under this Plan shall be payable in shares of Common Stock or from the general assets of the Company. No Participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly provided otherwise) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, beneficiary or other person. To the extent that a Participant, beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e)
Tax Withholding. Upon any exercise, vesting, or payment of any Award, or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, the Company shall have the right, at its option, to:

(i)
require the Participant (or the Participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company may be required to withhold with respect to such Award or payment; or

(ii)
deduct from any amount otherwise payable in cash to the Participant (or the Participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Company may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Committee may, in its sole discretion (subject to Section 10(a)) grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Company reduce the number of shares to be delivered by the number of shares necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment, valued in a consistent manner at their Fair Market Value. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law. The Company may, with the Committee’s approval, accept one or more promissory notes from any Participant in connection with taxes required to be withheld upon the exercise, vesting or payment of any Award under this Plan; provided, however, that any such note shall be subject to terms and conditions established by the Committee and the requirements of applicable law.

(f)
Effective Date, Termination and Suspension, Amendments. This Plan is effective upon receipt of shareholder approval. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the effective date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional Awards may be granted under this Plan, but previously granted Awards (and the authority of the Committee with respect thereto, including the authority to amend such Awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

(i)
Termination; Amendment. Subject to applicable laws and regulations, the Board of Directors may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part; provided, however, that no amendment may have the effect of repricing Options. No Awards may be granted during any period that the Board of Directors suspends this Plan.

(ii)
Stockholder Approval. Any amendment to this Plan shall be subject to stockholder approval to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board.

(iii)
Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change affecting any outstanding Award shall, without the written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any Award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 9 shall not be deemed to constitute changes or amendments for purposes of this Section 10(f).

(g)	Governing Law; Compliance with Regulations; Construction; Severability.

(i)
Governing Law. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that federal law shall apply.

(ii)	Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

(iii)
Plan Construction; Rule 16b-3. It is the intent of the Company that the Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Company shall have no liability to any Participant for Section 16 consequences of Awards or events affecting Awards if an Award or event does not so qualify.

(h)
Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

(i)
Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board of Directors or the Committee to grant Awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.